                                                                    EXHIBIT 99.n

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN

                                       of

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

     WHEREAS, the above-named corporation (the "Issuer") is an open-end management investment company registered under the Investment Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS, the common stock of the Issuer is currently divided into a number of separate series of shares; and

     WHEREAS, the Issuers have offered multiple classes of certain of such series of shares pursuant to Rule 18f-3 under the 1940 Act since the original
Multiple Class Plan was adopted; and

     WHEREAS, the Issuer desires to offer an additional class of certain of such series of shares pursuant to Rule 18f-3; and

     WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuer adopt a written plan setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each class, (2) the allocation of expenses for each class and (3) any related conversion features or exchange privileges; and

     WHEREAS, the Board of Directors of the Issuer, including a majority of the
Independent Directors, as defined in Section 3d below, have determined that the following plan (the "Plan"), adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of each class individually and the Issuer as a whole;

     NOW, THEREFORE, the Issuer hereby adopts, on behalf of the Funds (as defined in Section 2a below), this Amended and Restated Multiple Class Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:

Section 1.        Establishment of Plan

As required by Rule 18f-3 under the 1940 Act, this Plan describes the multiple class system for certain series of shares of the Issuer, including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. Upon the effective date of this
Plan, the Issuer elects to offer multiple classes of its shares, as described herein, pursuant to Rule 18f-3 and this Plan.

Section 2.        Features of the Classes

a.   Division into Classes. Each series of shares of the Issuer identified in
     SCHEDULE A attached hereto, and each series of shares of any Issuer subsequently added to this Plan (collectively, the "Funds"), may offer one or more classes of shares: the Class I shares, the Class II shares, the
     Class III shares and the Class IV shares. The classes that each Fund is authorized to issue pursuant to this Plan are set forth in SCHEDULE A.
     Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (A)
     each class shall have a different designation; (B) each class of shares shall bear any Class Expenses, as defined in Section 3d(3) below; (C) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service arrangement; and (D) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.   Management Fees.

     (1)   Class I Unified Fee. The Issuer of the Funds listed on SCHEDULE A is party to a Management Agreement with American Century Investment
     Management, Inc. ("ACIM"), the Funds' investment adviser, for the provision of investment advisory and management services in exchange for a single, unified fee. Such Management Agreement and such unified fee applies to each
     Fund's Class I shares. Shares issued and outstanding prior to May 18, 2001 shall become Class I shares. The Class I shares are intended to be sold exclusively to insurance companies and qualified retirement plans that do not require payment of a distribution fee out of the Class II or Class IV
     12b-1 Plan (defined in Section 2c.(1) and 2c.(2) below).

     (2)   Class II Unified Fee. The Issuer of the Funds listed on SCHEDULE A as being authorized to issue Class II shares shall enter into a Management
     Agreement with ACIM providing for a unified fee equal to the amount approved by the Funds' Board of Directors. The Class II shares are intended to be sold exclusively to insurance companies and qualified retirement plans that require payment of a distribution fee out of the Class II 12b-1
     Plan.

     (3)   Class III Unified Fee. The Issuer of the Funds listed on SCHEDULE A as being authorized to issue Class III shares shall enter into a Management
     Agreement with ACIM providing for a unified fee equal to the amount approved by the Funds' Board of Directors. The Class III shares are intended to be sold exclusively to insurance companies and qualified retirement plans that do not require payment of a distribution fee out of the Class II 12b-1 Plan but that do require redemption fee.

     (4)   Class IV Unified Fee. The Issuer of the Funds listed on SCHEDULE A as being authorized to issue Class IV shares shall enter into a Management
     Agreement with ACIM providing for a unified fee equal to the amount approved by the Funds' Board of Directors. The Class IV shares are intended to be sold exclusively to insurance companies and qualified retirement plans that require payment of a distribution fee out of the Class IV 12b-1
     Plan and also require a redemption fee.

c.   Distribution Services.

     (1)   Class II Distribution Plan. The Class II shares of each Fund are offered subject to a Class II Master Distribution Plan pursuant to Rule
     12b-1 under the 1940 Act (the "Class II 12b-1 Plan") adopted by the Issuer on May 18, 2001. Class II shares of each Fund shall pay ACIM, as paying agent for the Funds, for the distribution expenses incurred in connection with providing such services for shares of the Funds, as provided in the
     Class II 12b-1 Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

     Under the Class II 12b-1 Plan, "distribution expenses" include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Class II shares pursuant to selling agreements; (B) compensation to employees of Distributor who engage in or support distribution of the Fund's Class II shares; (C) compensation to, and expenses (including overhead and telephone expenses) of,
     Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders;
     (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares;
     (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National Association of Securities Dealers; and (N)
     such other distribution and services activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

     (2)   Class IV Distribution Plan. The Class IV shares of each Fund are offered subject to a Class IV Master Distribution Plan pursuant to Rule
     12b-1 under the 1940 Act (the "Class IV 12b-1 Plan") adopted by the Issuer on April 5, 2004. Class IV shares of each Fund shall pay ACIM, as paying agent for the Funds, for the distribution expenses incurred in connection with providing such services for shares of the Funds, as provided in the
     Class IV 12b-1 Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

     Under the Class IV 12b-1 Plan, "distribution expenses" include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Class IV shares pursuant to selling agreements; (B) compensation to employees of Distributor who engage in or support distribution of the Fund's Class IV shares; (C) compensation to, and expenses (including overhead and telephone expenses) of,
     Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders;
     (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares;
     (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National Association of Securities Dealers; and (N)
     such other distribution and services activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

Section 3.        Allocation of Income and Expenses

a.   Daily Dividend Funds. Funds that declare distributions of net investment income daily to maintain the same net asset value per share in each class
     ("Daily Dividend Funds") will allocate gross income and expenses (other than Class Expenses, as defined below) to each class on the basis of
     "relative net assets (settled shares)". Realized and unrealized capital gains and losses will be allocated to each class on the basis of relative net assets. "Relative net assets (settled shares)," for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.   Non-Daily Dividend Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, which are defined in Section 3d. below) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include Issuer Expenses and Fund Expenses.

c.   Apportionment of Certain Expenses. Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund Expenses, each defined below, will be allocated among the classes of shares pro rata based on their relative net asset values in relation to the net asset value of all outstanding shares in the Fund.
     Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by ACIM.

d.   Definitions.

     (1)   Issuer Expenses. "Issuer Expenses" include expenses of an Issuer that are not attributable to a particular Fund or class of a Fund. Issuer
     Expenses include fees and expenses of those Directors who are not
     "interested persons" as defined in the 1940 Act ("Independent Directors"), including counsel fees for the Independent Directors, and certain extraordinary expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

     (2)   Fund Expenses. "Fund Expenses" include expenses of an Issuer that are attributable to a particular fund but are not attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3)   Class Expenses. "Class Expenses" are expenses that are attributable to a particular class of a Fund and shall be limited to: (i) applicable unified fee; (ii) payments made pursuant to the Class II 12b-1 Plan; (iii)
     payments made pursuant to the Class IV 12b-1 Plan; and (iv) certain extraordinary expenses of an Issuer or Fund that are attributable to a particular class of a Fund.

     (4)   Extraordinary Expenses. "Extraordinary expenses" shall be allocated as an Issuer Expense, a Fund Expense or a Class Expense in such manner and utilizing such methodology as ACIM shall reasonably determine, which determination shall be subject to ratification or approval of the Board of
     Directors and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal Revenue Code, as amended.
     ACIM shall report to the Board of Directors quarterly regarding those extraordinary expenses that have been allocated as Class Expenses. Any such allocations shall be reviewed by, and subject to the approval of, the Board of Directors.

Section 4.        Exchange Privileges

Subject to the restrictions and conditions set forth in the Funds' prospectuses and the prospectuses of the insurance products through which the Funds may be purchased, shareholders may (i) exchange shares of one class of a Fund for shares of the same class of another Fund, (ii) exchange Class I or Class III shares for Class I or Class III shares of any other Fund within the American
Century family of Funds that offers such classes, and (iii) exchange Class II and Class IV shares for shares of any Fund within the American Century family of
Funds that offers such classes, provided that such Funds are eligible options within the shareholder's insurance product and the exchange is permissible under the terms of such insurance product.

Section 5.        Conversion Features

Conversions from one class of shares automatically into another class of shares are not permitted; provided, however, that if a particular class of shares ceases to exist, upon prior notice to such class's shareholder, those shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest, subject to the requirements of Rule 18f-3(e).

Section 6.        Quarterly and Annual Reports

The Board of Directors shall receive quarterly and annual reports concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time.
In the reports, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the
Board of Directors to justify any fee attributable to that class. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Directors of the Issuer who have no direct or indirect financial interest in the operation of this Plan in the exercise of their fiduciary duties.

Section 7.        Waiver or Reimbursement of Expenses

Expenses may be waived or reimbursed by any adviser to the Issuer, by the
Issuer's underwriter or by any other provider of services to the Issuer without the prior approval of the Issuer's Board of Directors, provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

Section 8.        Effectiveness of Plan

Upon receipt of approval by votes of a majority of both (a) the Board of
Directors of the Issuer and (b) the Independent Directors, this Plan shall become effective May 3, 2004.

Section 9.        Material Modifications

This Plan may not be amended to modify materially its terms unless such amendment is approved by a majority of both (a) the Board of Directors of the
Issuer and (b) the Independent Directors; provided; however; that a new Fund may be added upon approval by the Board of Directors by adopting a new Schedule A to this Plan.

     IN WITNESS WHEREOF, the Issuer has adopted this Multiple Class Plan as of the 3rd day of May, 2004.

                               AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                               By:    /s/ Charles A. Etherington
                                      ---------------------------------------
                               Name:  Charles A. Etherington
                               Title: Vice President

AMERICAN CENTURY MUTUAL FUNDS                    VP CLASS II MULTIPLE CLASS PLAN

                                   SCHEDULE A

                      FUNDS COVERED BY THIS MULTICLASS PLAN

 --------------------------------------  -------  --------  ---------  --------
                  Fund                   Class I  Class II  Class III  Class IV
 --------------------------------------  -------  --------  ---------  --------

 >>    VP International Fund               YES      YES        YES       YES
 >>    VP Value Fund                       YES      YES        YES        NO
 >>    VP Ultra Fund                       YES      YES        YES        NO
 >>    VP Income & Growth Fund             YES      YES        YES        NO
 >>    VP Global Growth Fund               YES       NO         NO        NO
 >>    VP Growth Fund                      YES       NO         NO        NO
 >>    VP Vista Fund                       YES       NO         NO        NO
 >>    VP Equity Index Fund                YES       NO         NO        NO
 >>    VP Balanced Fund                    YES       NO         NO        NO
 >>    VP Capital Appreciation Fund        YES       NO         NO        NO
 >>    VP Large Company Value Fund         YES      YES         NO        NO
 --------------------------------------  -------  --------  ---------  --------

By:       /s/ Charles A. Etherington
         --------------------------------------------
Name:    Charles A. Etherington
Title:   Vice President
Date:    May 3, 2004